                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): August 21, 2001


                        OPHIDIAN PHARMACEUTICALS, INC.
                        ------------------------------
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                     1-13835                39-1661164
            --------                     -------                ----------
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
 Incorporation or Organization)        File Number)             ID Number)


             325 Barracks Hill, Charlottesville, VA          22901
             -----------------------------------------------------
            (Address of Principal Executive Offices)    (Zip Code)


                                (804) 984-2409
                                --------------
             (Registrant's telephone number, including area code)


                6320 Monona Drive, Suite 407, Madison WI 53716
                ----------------------------------------------
         (Former Name or Former Address if Changed Since Last Report)

Item 7. Financial Statements and Pro Forma Financial Information


                         INDEX TO FINANCIAL STATEMENTS

(a) Financial Statements of Business Acquired

Hemoxymed, Inc. Audited Financial Statements
Report of Independent Auditors..........................................................................   2
Consolidated Balance Sheets.............................................................................   3
Consolidated Statements of Operations...................................................................   4
Consolidated Statements of Stockholders' Equity/(Deficit)...............................................   5
Consolidated Statements of Cash Flows...................................................................   6
Notes to Consolidated Financial Statements..............................................................   7

Hemoxymed, Inc. Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of June 30, 2001(unaudited) and December 31, 2000 (audited)....  14
Condensed Consolidated Statements of Operations for the six month periods ended June 30, 2001 and 2000..  15
Condensed Consolidated Statements of Stockholders Equity/(Deficit) for the six month period ended June 30, 2001............................................................................  16
Condensed Consolidated Statements of Cash Flows for the six month periods ended June 30, 2001 and 2000..  17
Notes to Unaudited Consolidated Financial Statements....................................................  18



(b) Pro Forma Financial Information

Ophidian Pharmaceuticals, Inc. Unaudited Pro Forma Financial Information
Pro Forma Financial Information.........................................................................  19
Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2001.....................................  20
Notes to the Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2001........................  21
Pro Forma Condensed Consolidated Statements of Operations for the six month period ended June 30, 2001..  22
Notes to the Pro Forma Condensed Consolidated Statements of Operations for the six month period ended June 30, 2001.............................................................................  22
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2000..........  23

                        Report of Independent Auditors


The Board of Directors and Stockholders
Hemoxymed, Inc.

We have audited the accompanying consolidated balance sheets of Hemoxymed, Inc. (a development stage company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity/(deficit), and cash flows for each of the three years in the period ended December 31, 2000, and for the period February 22, 1995 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hemoxymed, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, and for the period February 22, 1995 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Hemoxymed, Inc. will continue as a going concern. As more fully described in
Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. (Management's plans in regard to these matters are also described in Note 1). The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                             /s/ Ernst & Young LLP

January 15, 2001

                                Hemoxymed, Inc.
                         (a development stage company)
                          Consolidated Balance Sheets

                                                                                             December 31,
                                                                                     -----------------------------
                                                                                        2000              1999
                                                                                        ----              ----
Assets
Current assets:
  Cash and cash equivalents.....................................................     $    23,535       $    32,405
  Prepaids and other current assets.............................................           6,775            41,694
                                                                                     -----------       -----------
    Total current assets........................................................          30,310            74,099
                                                                                     -----------       -----------

Property and equipment:
  Furniture and equipment.......................................................          22,135            23,147
  Accumulated depreciation......................................................         (13,128)           (6,674)
                                                                                     -----------       -----------
    Net property and equipment..................................................           9,007            16,473
                                                                                     -----------       -----------

Other assets:
  Patents, net..................................................................         183,063                 0
  Other.........................................................................           2,186             2,505
                                                                                     -----------       -----------
    Total other assets..........................................................         185,249             2,505
                                                                                     -----------       -----------

      Total assets..............................................................     $   224,566       $    93,077
                                                                                     ===========       ===========
Liabilities and stockholders' equity/(deficit)
Current liabilities:
  Accounts payable..............................................................     $   224,102       $   232,955
  Accrued compensation and benefits.............................................          61,437            42,775
  Other accrued liabilities.....................................................         135,187            24,328
  Income taxes payable..........................................................           1,979             2,093
  Note payable - officers.......................................................          29,250            29,250
  Note payable - others.........................................................         180,000                 0
                                                                                     -----------       -----------
    Total current liabilities...................................................         631,955           331,401
                                                                                     -----------       -----------
Stockholders' equity/(deficit):
  Common stock, no par value: authorized shares, 10,000,000; issued and outstanding shares, Class A - 2,448,419 and Class B - 520,487 in 2000
    and 1999....................................................................       1,257,191         1,227,191
  Deficit accumulated during the development stage..............................      (1,664,390)       (1,465,748)
  Accumulated other comprehensive income........................................            (190)              233
                                                                                     -----------       -----------
  Total stockholders' deficit...................................................        (407,389)         (238,324)
                                                                                     -----------       -----------
      Total liabilities and shareholders' deficit...............................     $   224,566       $    93,077
                                                                                     ===========       ===========

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
                     Consolidated Statements of Operations

                                                                                               Period from Feb
                                                                                                   22, 1995
                                                              Year Ended December 31,           (inception) to
                                                       ------------------------------------
                                                          2000         1999         1998        Dec. 31, 2000
                                                          ----         ----         ----        -------------
Grant revenues.....................................    $        0   $   14,963   $        0      $    14,963

Operating expenses:
 Research and development..........................       119,374      762,349      446,717        1,336,521
 General and administrative........................        86,978      195,966       89,021          394,260
                                                       ----------   ----------   ----------      -----------
   Total operating expenses........................       206,352      958,315      535,738        1,730,781
                                                       ----------   ----------   ----------      -----------

Operating loss.....................................      (206,352)    (943,352)    (535,738)      (1,715,818)
                                                       ----------   ----------   ----------      -----------

Other (income) expense:
 Interest expense..................................         1,470          408        5,367            7,245
 Interest income...................................           (11)      (8,706)     (25,303)         (34,020)
 Other (income) expense............................        (9,189)     (18,014)         (81)         (27,284)
                                                       ----------   ----------   ----------      -----------
   Total other (income) expense....................        (7,730)     (26,312)     (20,017)         (54,059)
                                                       ----------   ----------   ----------      -----------

Loss before income taxes...........................      (198,622)    (917,040)    (515,721)      (1,661,759)
Provision for income taxes.........................            20        1,721          690            2,431
                                                       ----------   ----------   ----------      -----------
Net loss...........................................    $ (198,642)  $ (918,761)  $ (516,411)     $(1,664,190)
                                                       ==========   ==========   ==========      ===========

Basic & diluted:
 Net loss per share................................    $    (0.07)  $    (0.32)  $    (0.32)     $     (0.92)
 Weighted average shares...........................     2,968,906    2,845,632    1,602,328        1,817,508

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
           Consolidated Statements of Stockholders Equity/(Deficit)
    For the period from February 22, 1999 (inception) to December 31, 2000

                                                                                       Deficit
                                                                                      Accumulate       Accumulated
                                                         Class A        Class B       During the          Other            Total
                                                         Common         Common        Development     Comprehensive     Stockholders
                                                          Stock          Stock           Stage           Income           Equity
                                                          -----          -----           -----           ------           ------
Issuance of 805,000 shares of Class A common stock
 for cash............................................   $      805      $     -       $         -       $       -      $      805
Net loss for the period February 22, 1995
 (inception) to December 31, 1995....................            -            -            (2,644)              -          (2,644)
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 1995.........................          805            -            (2,644)              -          (1,839)
Issuance of 195,000 shares of Class A common stock
 for cash............................................          195            -                 -               -             195
Net loss for 1996....................................            -            -            (7,039)              -          (7,039)
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 1996.........................        1,000            -            (9,683)              -          (8,683)
Issuance of 6,250 shares of Class A common stock for
 assignment of patent rights.........................            6            -                 -               -               6
Stock dividend of 200,041 shares of common stock.....          200            -              (200)              -               -
Net loss for 1997....................................            -            -           (20,693)              -         (20,693)
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 1997.........................        1,206            -           (30,576)              -         (29,370)
Issuance of 963,690 shares of Class A common stock
 for cash net of offering costs of $141,924..........    1,159,294            -                 -               -       1,159,294
Issuance of 520,487 shares of Class B
 common stock for broker services associated with
 1998 financing......................................            -            -                 -               -               -
Net loss for 1998....................................            -            -          (516,411)              -        (516,411)
Foreign currency translation adjustment..............            -            -                 -             178             178
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 1998.........................    1,160,500            -          (546,987)            178         613,691
Issuance of 228,438 shares of Class A common stock
 upon exercise of stock options......................          191            -                 -               -             191
Issuance of 50,000 shares of Class A common stock
 for services........................................       66,500            -                 -               -          66,500
Net loss for 1999....................................            -            -          (918,761)              -        (918,761)
Foreign currency translation adjustment..............            -            -                 -              55              55
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 1999.........................    1,227,191            -        (1,465,748)            233        (238,324)
Services contributed by stockholder..................       30,000            -                 -               -          30,000
Net loss for 2000....................................            -            -          (198,642)              -        (198,642)
Foreign currency translation adjustment..............            -            -                 -            (423)           (423)
                                                        ----------      -------       -----------       ---------      ----------
Balance at December 31, 2000.........................   $1,257,191      $     -       $(1,664,390)      $    (190)     $ (407,389)
                                                        ==========      =======       ===========       =========      ==========

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
                     Consolidated Statements of Cash Flows

                                                                                                                    Period from
                                                                               Year Ended December 31,             Feb. 22, 1995
                                                                      -----------------------------------------    (inception) to
                                                                         2000           1999           1998         Dec. 31, 2000
                                                                      -----------------------------------------    ---------------
Operating activities
Net loss                                                              $(198,642)     $(918,761)     $ (516,411)      $(1,664,190)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Depreciation and amortization................................           15,221          8,932           2,643            32,662
 Issuance of stock for services...............................                -         66,500               -            66,500
 Issuance of stock for patent rights..........................                -              -               -                 -
 Services contributed by shareholder..........................           30,000              -               -            30,000
 Changes is operating assets and liabilities..................
  Prepaids and other current assets...........................           34,919         18,264         (57,233)           (6,775)
  Accounts payable............................................           (8,853)       183,708          39,190           224,102
  Accrued compensation and benefits...........................           18,662         (3,599)         46,374            61,437
  Other accrued liabilities...................................           77,859       (125,689)        122,788           102,187
  Income taxes payable........................................             (144)         1,404             689             1,979
                                                                      -----------------------------------------    ---------------
Net cash used in operating activities.........................          (30,948)      (769,241)       (361,960)       (1,152,098)

Investing activities
Purchases of property and equipment...........................                -        (19,161)         (6,949)          (26,110)
Purchase of patents...........................................         (158,331)             -               -          (158,325)
Other.........................................................              151            372          (2,709)          (12,243)
                                                                      -----------------------------------------    ---------------
Net cash used for investing activities........................         (158,180)       (18,789)         (9,658)         (196,678)

Financing activities
Proceeds from issueance of common stock.......................                -            191       1,159,294         1,160,485
Proceeds from notes payable...................................          180,000         29,250               -           209,250
                                                                      -----------------------------------------    ---------------
Net cash used for financing activities........................          180,000         29,441       1,159,294         1,369,735

Effects of exchange rates on cash and cash equivalents........              258          2,131             187             2,576
                                                                      -----------------------------------------    ---------------
(Decrease) increase in cash and cash equivalents..............           (8,870)      (756,458)        787,863            23,535

Cash and cash equivalents at beginning of period..............           32,405        788,863           1,000                 -
                                                                      -----------------------------------------    ---------------
Cash and cash equivalents at end of period....................        $  23,535      $  32,405      $  788,863        $   23,535
                                                                      -----------------------------------------    ---------------

Supplemental cash flow information
Interest paid.................................................                -      $     750      $    4,798        $    5,548
Income taxes paid.............................................                -              -               -                 -

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


1. Significant Accounting Policies

Business
Hemoxymed, Inc. ("Hemoxymed" or the "Company") is a development stage biopharmaceutical company incorporated in February 1995 to conduct research and development aimed at improving tissue oxygenation by increasing oxygen release from hemoglobin to provide therapeutic value to patients with serious, although unmet or underserved, medical needs. The following is a description of the Company's more significant accounting policies:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its subsidiary, Hemox Therapeutics, SARL ("Hemox, SARL"). Under French law, Hemox, SARL's activities are limited to research and development for the benefit of the parent company Hemoxymed. Under this structure, Hemoxymed reimburses all of the costs of Hemox SARL plus one percent. As a result, Hemoxymed has complete title to all the technology developed by Hemox, SARL. All significant intercompany balances and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency
Foreign currency transactions and financial statements are translated into U.S. dollars following the provisions of Statement of Financial Accounting Standards
(SFAS) No. 52, "Foreign Currency Translation." Accordingly, assets and liabilities of foreign subsidiaries are translated into U.S. dollars at exchange rates in effect at year end. Revenues and expenses are translated at average rates in effect during the year. The effects of exchange rate changes on the Company's assets and liabilities are reflected as a separate component of comprehensive income. Foreign currency exchange gains in 2000, 1999 and 1998 are $9,189, $18,014 and $81, respectively and are included in the consolidated statements of operations.

Cash and Cash Equivalents
The Company considers liquid investments with maturities of three months or less when purchased to be cash equivalents. Substantially all cash equivalents are held in a short-term money market account with a bank.

Property and Equipment
Property and equipment is stated at cost. Depreciation is provided using the straight-line method over periods ranging from three to five years. Depreciation expense was $6,784, $6,920 and $631 for the years ended December 31, 2000, 1999 and 1998, respectively.

Long-Lived Assets
Long-Lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the assets carrying value over the fair value of the asset less cost to sell.

No impairment losses were recorded during the period presented.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


1. Significant Accounting Policies (continued)

Derivatives
During June 1998, the Financial Accounting Standards Board (FASB) issued statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivatives and Hedging Activities, and in June 2000 issued SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS 133. These new standards require companies to record derivative financial instruments on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the fair value of those derivatives would be accounted for based on the use of the derivative and whether the instrument qualified for hedge accounting, as defined in SFAS 133 and 138. The Company was required to adopt the provisions of SFAS 133 and 138 on January 1, 2001, the first day of fiscal 2001. The effects of adopting the standard were not significant to the Company's consolidated financial statements.

Patents
Patents are stated at cost. Amortization is provided using the straight-line method over the life of the patents, approximately 13 years. Amortization expense was $8,267, $0 and $0 for the years ended December 31, 2000, 1999 and 1998, respectively.

Stock-Based Compensation
The Company recognizes expense for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. Disclosures regarding alternative fair value measurement and recognition methods prescribed by Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, are presented in Note 8.

Revenue Recognition
The Company received a grant of $14,963 in 1999 from L'Agence Nationale De Valorisation De La Recherche in Paris, France. Grant revenues are recognized over six months as the related work is performed.

Income Taxes
Income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Net Loss Per Share
Basic net loss per share is computed based upon the weighted average number of common shares outstanding during the period. The Company's diluted net loss per share is the same as its basic net loss per share because all stock options, warrants, and other potentially dilutive securities are antidilutive and, therefore, excluded from the calculation of diluted net loss per share.

Basis of Presentation
The Company has experienced losses since inception, has deficiencies in working capital and in net assets. These circumstances indicate the Company may be unable to continue as a going concern. Management is endeavoring to obtain funding through private placement after the completion of its merger with Ophidian Pharmaceuticals, Inc, ("Ophidian"), a public company. The Company's ability to continue as a going concern is dependent on obtaining adequate funding and ultimately achieving profitable operations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


2. Pending Acquisition of Ophidian Pharmaceuticals and Related Advisory
Agreement

On December 21, 2000, the Company entered into an agreement to be acquired by Ophidian. At closing, each share of Hemoxymed, Inc. will be exchanged for one share of Ophidian. The acquisition of Hemoxymed by Ophidian is subject to approval by the shareholders of both companies, as well as certain other conditions. Immediately following the merger, the merged company's stock ownership will be approximately:

               Hemoxymed's pre-merger shareholders         94%
               Ophidian's pre-merger shareholders           6
                                                       ----------
               Total                                      100%
                                                       ==========

Hemoxymed is required to pay all merger related expenses incurred by both the Company and Ophidian. The Company's current management and board of directors will govern the merged company. The acquisition will be accounted for as a reverse-merger by the Company. The transaction is intended to qualify as a tax-free reorganization under the Section 368 of the Internal Revenue Code.

Related to the Ophidian Agreement, on September 29, 2000 the Company entered into an advisory agreement with Prism Ventures, LLC ("Prism"). The agreement requires the Company to sell 14,700,000 shares of Class A common stock to Prism and its designees at $0.0001 per share and 1,275,000 shares of Class A common stock to certain Hemoxymed officers at $0.0001 per share. As of December 31, 2000, these shares had not been issued because there were not enough shares authorized under the Company's Articles of Incorporation. In February 2001, the Company's shareholders approved the Amended Articles of Incorporation authorizing 30,000,000 shares of common stock to be issued.

An officer of the Company will receive a bonus of $50,000 upon the Company's completion of a financing with aggregate proceeds of at least $2,000,000.

Under the terms of the agreement, Prism is required to assist the Company with its merger with Ophidian or another public company and use its best efforts to raise $3 million in order to fund the Company's operations subsequent to the merger. Prism is entitled to a $150,000 consulting fee only upon the successful merger with Ophidian. If the Company has not merged with Ophidian or another public company by June 30, 2001, the Company has the right to repurchase the 14,700,000 shares of common stock sold to Prism and the 1,275,000 shares of common stock sold to certain Hemoxymed officers. The Company will record amounts associated with raising capital against equity proceeds and will recognize compensation expense for shares issued to Hemoxymed officers.

3. Hemox SARL

Hemox Therapeutics, SARL ("Hemox, SARL") is a wholly owned subsidiary of Hemoxymed, Inc. As described in Note 1, Hemoxymed is required to reimburse all the costs of Hemox SARL plus one-percent. Due to insufficient cash balances, Hemoxymed was unable pay the cost reimbursement for the quarter ended September 30, 1999. In December 1999, Hemox, SARL was required to cease operations and company assets were placed in the custody of a French bankruptcy court appointed liquidator. These assets will remain in the custody of the liquidator until Hemoxymed pays their debt of approximately $163,000 to Hemox, SARL or the liquidator determines the debt will never be paid and liquidates the assets. As of December 31, 2000, no assets had been liquidated.

Hemoxymed is currently in the process of obtaining a financial investment of at least $3 million as described in Note 2. Immediately following this financial investment, Hemoxymed will pay the debt owed to Hemox, SARL. Hemoxymed's intent is to resume operations in France which will require the Company to re-incorporate in France.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


4. Royalty Agreement

In 1996, the Company entered into a royalty agreement with an assignor ("Assignor") as consideration for the assignment of his rights and title to certain patents, trade secrets and scientific assets. The Assignor is to receive royalty payments in the amount of one percent of the net income of the Company resulting from the sale of products utilizing the assigned patents, trade secrets or scientific assets, up to $1 million. After the Assignor has received royalty payments of $1 million, he is to receive royalty payments in the amount of one-half of one percent of the net income of the Company, until the Assignor has received an aggregate of $2 million. As of December 31, 2000, no royalty liability has been accrued and no payments have been made.

5. Notes Payable

At December 31, 2000, the Company had an unsecured non-interest bearing note payable of $180,000 to an individual. The note is payable on demand.

6. Stockholders' Equity

Common Stock
Periodically, the Company has issued shares of common stock in exchange for services provided by stockholders and others. These issuance's have been recorded at their estimated fair value at the time of the respective transactions and corresponding amounts have been reflected as expense in the accompanying consolidated statements of operations.

In 1997, the Company's Board of Directors declared a stock dividend of .198801 shares of common stock for every one share of common stock outstanding on April 20, 1997. All share activity before the split and all stock option data have been restated to reflect the stock split.

In December 1998, the Company's Board of Directors created two new series of Common Stock, Class A Voting Stock and Class B Non-Voting Stock. All the rights, preferences and privileges of each series of Common Stock shall be identical except for the holders of Class A Voting Common Stock shall have and possess the exclusive voting rights and powers, and the holders of Class B Non-Voting Common Stock shall not be entitled to vote on the election of directors or to vote on any matter except changes or amendments to the Company's Articles of Incorporation regarding voting rights and conversions.

Stock Option Plans
In 1997, the Company's stockholders approved the adoption of a stock option plan for its key employees, directors, and consultants. The plan provides for issuance of options to purchase up to 293,706 shares of common stock. At December 31, 2000, no options remain available for new grants under the plan. Options have been granted at the discretion of the Board of Directors at exercise prices not less than the estimated fair value of such shares at the date of grant, expire after ten years and vest ratably over a period of three years.

In 1998, the Company's stockholders approved the adoption of a stock option plan for its key employees, directors, and consultants. The plan provides for issuance of options to purchase up to 300,000 shares of common stock. At December 31, 2000, 300,000 options remain available for new grants under the plan. Options may be granted at the discretion of the Board of Directors at exercise prices not less than the estimated fair value of such shares at the date of grant, expire after ten years and vest ratably over a period of five years.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


6. Stockholders' Equity (continued)

Stock Option Plans (continued)

A summary of stock option activity since inception is as follows:

                                                                                                 Weighted Average
                                                                                       Shares     Exercise Price
                                                                                     ----------------------------
Balance at Plan inception, January 30, 1997                                                  -         $    -
Granted                                                                                293,706          0.001
                                                                                     ----------------------------
Outstanding at December 31, 1997                                                       293,706         $0.001
                                                                                     ----------------------------

Exercisable at December 31, 1997                                                       114,219         $0.001
                                                                                     ----------------------------

Weighted average fair value of options granted                                               -         $0.001

Balance, December 31, 1997                                                             293,706         $0.001
                                                                                     ----------------------------
Outstanding at December 31, 1998                                                       293,706         $0.001
                                                                                     ----------------------------

Exercisable at December 31, 1998                                                       212,121         $0.001
                                                                                     ----------------------------

Balance, December 31, 1998                                                             293,706         $0.001
Exercised                                                                             (228,438)         0.001
                                                                                     ----------------------------
Outstanding at December 31, 1999                                                        65,268         $0.001
                                                                                     ----------------------------

Exercisable at December 31, 1999                                                        65,268         $0.001
                                                                                     ----------------------------

Balance, December 31, 1999                                                              65,268         $0.001
                                                                                     ----------------------------
Outstanding at December 31, 2000                                                        65,268         $0.001
                                                                                     ----------------------------

Exercisable at December 31, 2000                                                        65,268         $0.001
                                                                                     ----------------------------

Balance, December 31, 2000                                                              65,268         $0.001
                                                                                     ============================

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


6. Stockholders' Equity (continued)

Stock Option Plans (continued)
At December 31, 2000 and 1999, all of the above options represented grants under the Company's stock option plans. The following table summarizes information about stock options outstanding at December 31, 2000:


                                   Outstanding              Remaining              Exercisable
          Exercise Price             Options             Contractual Life            Options
          --------------           -----------           ----------------          -----------
              $0.001                 65,268                    5.83                   65,268
                                   ===========           ================          ===========

If the Company had accounted for its employee stock awards under the fair value based method, there would be no material change to the net loss or net loss per share. These pro forma amounts are not indicative of future effects of applying the fair value based method since stock based awards granted may vary from year to year and vesting periods of one to four years were used to measure pro forma compensation expense. The fair value for these awards was estimated at the date of grant using the Black-Scholes option pricing method assuming a risk-free interest rate of 6%, 33% volatility, no dividends, and a weighted-average expected life of the option of 3 years.

A total of 300,000 shares of common stock were reserved at December 31, 2000 in connection with stock options.

7. Income Taxes

The income taxes payable of $1,979 and $2,093 at December 31, 2000 and 1999, respectively, are all foreign taxes payable by Hemoxymed's subsidiary Hemox, SARL. This is a result of Hemoxymed's cost plus one-percent reimbursement structure with Hemox, SARL (see footnote 1), which provides for a nominal profit in Hemox, SARL.

Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The deferred tax assets of approximately $638,000 and $630,000 at December 31, 2000 and 1999, respectively, arise primarily due to net operating loss carryforwards for income tax purposes. Due to the Company's cumulative losses, these amounts have been entirely offset by a valuation allowance.

At December 31, 2000 and 1999, the Company had net operating loss carryforwards for income tax purposes of approximately $1,413,000 and $1,250,000, respectively, expiring in various years beginning in 2010. All of these net operating loss carryforwards belong to the parent company Hemoxymed.

                                Hemoxymed, Inc.
                         (a development stage company)
                         Notes to Financial Statements


8. Related Party Transactions

The Company had unsecured notes payable of $29,250 to three directors at December 31, 2000 and 1999. The notes accrued interest at a rate of five percent per annum and are payable on demand. Interest expense related to these notes was $1,694 and $227 for the years ended December 31, 2000 and 1999, respectively.

During 2000, a stockholder of the Company contributed services without renumeration to the Company valued at $30,000, which has been recorded as expense in the consolidated statements of operations.

9. Business Segment and Other Information

The Company operates in one business segment: the research and development of improved tissue oxygenation.

Information regarding the Company's operations in different geographic areas is set forth below.

                                             Year ended December 31
                                   ----------------------------------------
                                        2000          1999         1998
                                   ----------------------------------------
Grant Revenues:
 United States                       $       -     $       -     $       -
 France                                      -        14,963             -
                                   ----------------------------------------
                                     $       -     $  14,963     $       -
                                   ========================================

Operating income/(loss):
 United States                       $(206,101)    $(946,223)    $(537,620)
 France                                   (251)        2,871         1,882
                                   ----------------------------------------
                                     $(206,352)    $(943,352)    $(535,738)
                                   ========================================

Identifiable assets:
 United States                       $ 186,988     $  41,115     $  43,079
 France                                 14,043        19,557        28,077
                                   ----------------------------------------
                                       201,031        60,672        71,156
Corporate assets                        23,535        32,405       788,863
                                   ----------------------------------------
                                     $ 224,566     $  93,077     $ 860,019
                                   ========================================

                                Hemoxymed, Inc.
                         (a development stage company)
                     Condensed Consolidated Balance Sheets



                                                     June 30, 2001 Dec. 31, 2000
                                                     ------------- -------------
                                                      (Unaudited)
Assets
Current assets:
 Cash and cash equivalents.........................    $    21,760  $    23,535
 Prepaids and other current assets.................        183,452        6,775
                                                       -----------  -----------
  Total current assets.............................        205,212       30,310
                                                       -----------  -----------

Property and equipment:
 Furniture and equipment...........................         20,704       22,135
 Accumulated depreciation..........................        (15,465)     (13,128)
                                                       -----------  -----------
  Net property and equipment.......................          5,239        9,007
                                                       -----------  -----------

Other assets:
 Patents, net......................................        175,977      183,063
 Other.............................................          1,973        2,186
                                                       -----------  -----------
  Total other assets...............................        177,950      185,249
                                                       -----------  -----------

    Total assets...................................    $   388,401  $   224,566
                                                       ===========  ===========
Liabilities and stockholders' equity/(deficit)
Current liabilities:
 Accounts payable..................................    $   230,666  $   224,102
 Accrued compensation and benefits.................         70,867       61,437
 Other accrued liabilities.........................        249,584      135,187
 Income taxes payable..............................          1,793        1,979
 Note payable - officers...........................         29,250       29,250
 Note payable - others.............................        311,200      180,000
                                                       -----------  -----------
  Total current liabilities........................        893,360      631,955
                                                       -----------  -----------
Stockholders' equity/(deficit):
 Common stock......................................      1,382,414    1,257,191
 Deficit accumulated during the development stage..     (1,886,147)  (1,664,390)
 Accumulated other comprehensive income............         (1,226)        (190)
                                                       -----------  -----------
 Total stockholders' deficit.......................       (504,959)    (407,389)
                                                       -----------  -----------
    Total liabilities and shareholders' deficit....    $   388,401  $   224,566
                                                       ===========  ===========

 See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
                Condensed Consolidated Statements of Operations
                                  (Unaudited)


                                                         Six Months Ended
                                                            June 30,
                                                ------------------------------
                                                    2001              2000
                                                    ----              ----

Grant revenues.................................  $        0        $        0

Operating expenses:
  Research and development.....................           0            40,912
  General and administrative...................     233,669            33,112
                                                 ----------        ----------
     Total operating expenses..................     233,669            74,024
                                                 ----------        ----------

Operating loss.................................    (233,669)          (74,024)
                                                 ----------        ----------

Other (income) expense:
  Interest expense.............................       1,997               746
  Interest income..............................          (4)               (5)
  Other (income) expense.......................     (13,912)           (7,544)
                                                 ----------        ----------
     Total other (income) expense..............     (11,919)           (6,803)
                                                 ----------        ----------

Loss before income taxes.......................    (221,750)          (67,221)
Provision for income taxes.....................           7                 0
                                                 ----------        ----------
Net loss.......................................  $ (221,757)       $  (67,221)
                                                 ==========        ==========

Basic & diluted:
  Net loss per share...........................  $    (0.06)       $    (0.02)
  Weighted average shares......................   3,559,311         2,968,906

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
      Condensed Consolidated Statements of Stockholders Equity/(Deficit)

                                                                                    Deficit
                                                                                  Accumulate
                                                                    Class A       During the       Accumulated Other        Total
                                                                    Common       Development         Comprehensive      Stockholders
                                                        Shares       Stock          Stage               Income             Equity
                                                        ------       -----          -----               ------             ------
Balance at December 31, 2000.........................  2,968,906   $1,257,191    $(1,664,390)          $  (190)         $(407,389)
Services contributed by stockholder..................          -       20,000              -                 -             20,000
Issuance of 65,268 shares of Class A common stock
 upon exercise of stock options......................     65,268           66              -                 -                 66
Issuance of 300,000 shares of Class A common stock
 to employees and founders...........................    300,000      105,030              -                 -            105,030
Issuance of 1,275,000 shares of Class A common stock
 to Company officers per the Hemoxymed, Inc. Prism
 Ventures, LLC agreement.............................  1,275,000          127              -                 -                127
Net loss for the 6 month period ended June 30, 2001..          -            -       (221,757)                -           (221,757)
Foreign currency translation adjustment..............          -            -              -            (1,036)            (1,036)
                                                       ---------   ----------    -----------           -------          ---------
Balance at June 30, 2001.............................  4,609,174   $1,382,414    $(1,886,147)          $(1,226)         $(504,959)
                                                       =========   ==========    ===========           =======          =========

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
                Condensed Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                                                           Six Months Ended
                                                                                               June 30,
                                                                                     ---------------------------
                                                                                        2001             2000
                                                                                        ----             ----
Operating activities
Net loss.........................................................................    $(221,757)       $ (67,221)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization..................................................       10,378            4,895
  Services contributed by shareholder............................................       20,000           15,000
  Compensation charge for common stock issued below
    market value.................................................................      105,000                -
  Changes is operating assets and liabilities
    Prepaids and other current assets............................................     (176,464)          34,273
    Accounts payable.............................................................        6,564          (12,029)
    Accrued compensation and benefits............................................        9,430            8,447
    Other accrued liabilities....................................................      114,398              (54)
    Income taxes payable.........................................................         (187)            (108)
                                                                                     --------------------------
Net cash used in operating activities............................................     (132,638)         (16,797)

Investing activities
Purchases of property and equipment..............................................            -                -
Purchase of patents..............................................................            -         (158,325)
                                                                                     --------------------------
Net cash used for investing activities...........................................            -         (158,325)

Financing activities
Proceeds from issueance of common stock..........................................          224                -
Proceeds from notes payable......................................................      131,200          180,000
                                                                                     --------------------------
Net cash used for financing activities...........................................      131,424          180,000

Effects of exchange rates on cash and cash equivalents...........................         (561)              (8)
                                                                                     --------------------------
(Decrease) increase in cash and cash equivalents.................................       (1,775)           4,870

Cash and cash equivalents at beginning of period.................................       23,535           32,405
                                                                                     --------------------------
Cash and cash equivalents at end of period.......................................    $  21,760        $  37,275
                                                                                     ==========================

Supplemental cash flow information
Interest paid....................................................................    $       -        $       -
Income taxes paid................................................................            -                -

See accompanying notes to consolidated financial statements.

                                Hemoxymed, Inc.
                         (a development stage company)
             Notes to Condensed Consolidated Financial Statements


1.   Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations for interim financial information. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is presumed that users of this interim financial information have read or have access to the audited financial statements for the preceding fiscal year contained herein. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

Due to a lack of cash, the Company ceased research and development activities in year 2000 to focus on the merger with Ophidian Pharmaceuticals, Inc. and the raising of investment capital. As a result, all operating expenses for the 6 months ended June 30, 2001 are classified as general and administration expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Issuance of Equity

On February 28, 2001 the Company sold 65,268 shares of common stock to an officer of the Company upon the exercise of stock options.

In April 2001, the Company issued 1,275,000 shares of common stock to officers of the Company as part of a reorganization of the Company per the Hemoxymed, Inc. - Prism Ventures, LLC agreement dated September 29, 2000.

In April 2001, the Company issued 300,000 shares of common stock to employees and founders of the Company as part of the reorganization of the Company. The Company recognized compensation expense of $105,000 associated with this transaction.

3.   Subsequent Issuance of Equity

On July 29, 2001, the Company issued 14,700,000 shares of common stock to Prism Ventures, LLC as part of a reorganization of the Company per the Hemoxymed, Inc. - Prism Ventures, LLC agreement dated September 29, 2000.

4.   Acquisition of Ophidian Pharmaceuticals, Inc.

On August 21, 2001, Ophidian Pharmaceuticals, Inc. acquired Hemoxymed, Inc. through an exchange of stock. The transaction was structured as a reverse triangular merger with Hemoxymed merging into a newly created subsidiary of Ophidian formed specifically for the purpose of the transaction. Pursuant to the terms of the transaction, Ophidian's pre-merger officers and directors resigned and were replaced by designees of Hemoxymed. Also, as a result of the merger, the shareholders of Hemoxymed own in the aggregate approximately 19,000,000, or 94.06%, of Ophidians outstanding common stock. The pre-merger Ophidian shareholders own approximately 1,200,000 shares, or 5.94%, of Ophidian's outstanding common stock.

                        Ophidian Pharmaceuticals, Inc.
                   Unaudited Pro Forma Financial Information

Ophidian's pro forma condensed consolidated balance sheet gives effect to the August 21, 2001 reverse acquisition of Ophidian Pharmaceuticals, Inc. ("Ophidian"), by Hemoxymed, Inc., a California corporation ("Hemoxymed"), as if such transaction had occurred on June 30, 2001. The pro forma condensed consolidated statements of operations give effect to the transaction as if such transaction occurred on January 1, 2001. The unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transaction actually occurred on the dates assumed, nor is it necessarily indicative of the future results of operations. The pro forma financial information should be read in conjunction with the accompanying notes.

Ophidian and Hemoxymed, executed an Agreement and Plan of Merger (the "Plan"), whereby Ophidian acquired 100% of the outstanding equity securities of Hemoxymed from its stockholders (the "Hemoxymed Stockholders"). The Plan provided for the issuance and exchange of 19,000,000 shares of Ophidian's common stock for the outstanding common stock of Hemoxymed, which shares of common stock of Ophidian were "restricted securities" under the Securities Act of 1933, as amended.

Prior to the completion of the Plan, there were 1,158,245 outstanding shares of common stock of Ophidian. Per the Plan, pre-closing shareholders of Ophidian received a stock dividend of 0.036046. Giving effect to the issuance of the shares outlined above, there are 20,200,018 issued and outstanding shares of common stock of the Ophidian. The pre-closing shareholders of Ophidian are entitled to a cash dividend of the pre-close cash balances of Ophidian less any cash used to pay any pre-close liabilities.

This transaction is commonly referred to as a "reverse acquisition" where 100% of Hemoxymed's stock was effectively exchanged for a controlling interest in a publicly held "shell" corporation, Ophidian. For financial accounting purposes, this transaction will be treated as the issuance of stock for the net monetary assets of Ophidian, with no goodwill or other intangible assets recorded. The purchase price was valued at $405,386 and was immediately expensed. There were also merger transaction costs of approximately $210,000 which were expensed at the date of the merger.

For purposes of this pro forma financial presentation, the balance sheets and statements of operations of Ophidian are presented on a going-concern basis. In its previous filings with the SEC, the historical financial information of Ophidian was presented on a liquidation basis. Prior to the merger, Ophidian's year-end was September 30/th/. The resultant company has chosen to change its year-end to that of Hemoxymed, which is December 31/st/. As a result, the pro forma condensed consolidated statements of operations are for the year ended December 31, 2000 and the 6-month period ended June 30, 2001.

The pro forma loss per share data presented are computed as if the number of shares outstanding immediately after the acquisition were outstanding for all periods for which Ophidian's financial statements are presented. Such pro forma loss per share data are not indicative of actual results that might have been achieved had the acquisition taken place as assumed for pro forma purposes or that might be achieved in the future.

                        Ophidian Pharmaceuticals, Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 2001
                                  (Unaudited)

                                                                      Historical
                                                          ---------------------------------
                                                             Hemoxymed,         Ophidian           Pro Forma
                                                                Inc.              Inc.             Adjustments        Pro Forma
                                                          ---------------     -------------      --------------     ------------
Assets
Current assets:
 Cash and cash equivalents.............................     $    21,760       $    363,739       $    (33,157)  1a  $   124,316
                                                                                                     (228,026)  1c
 Prepaids and other current assets.....................         183,452                900           (173,481)  1a       10,871
                                                            -----------       ------------       ------------       -----------
  Total current assets.................................         205,212            364,639           (434,664)          135,187
                                                            -----------       ------------       ------------       -----------

Property and equipment:
 Furniture and equipment...............................          20,704                  0                  0            20,704
 Accumulated depreciation..............................         (15,465)                 0                  0           (15,465)
                                                            -----------       ------------       ------------       -----------
  Net property and equipment...........................           5,239                  0                  0             5,239
                                                            -----------       ------------       ------------       -----------
Other assets:
 Patents, net..........................................         175,977                  0                  0           175,977
 Other.................................................           1,973                  0                  0             1,973
                                                            -----------       ------------       ------------       -----------
  Total other assets...................................         177,950                  0                  0           177,950
                                                            -----------       ------------       ------------       -----------


    Total assets.......................................     $   388,401       $    364,639       $   (434,664)      $   318,376
                                                            ===========       ============       ============       ===========
Liabilities and stockholders' equity/(deficit)
Current liabilities:
 Accounts payable......................................     $   230,666       $     35,380       $          0       $   266,046
 Accrued compensation and benefits.....................          70,867                  0                  0            70,867
 Other accrued liabilities.............................         249,584            101,233                  0           350,817
 Income taxes payable..................................           1,793                  0                  0             1,793
 Note payable - officers...............................          29,250                  0                  0            29,250
 Note payable - others.................................         311,200                  0                  0           311,200
                                                            -----------       ------------       ------------       -----------
  Total current liabilities............................         893,360            136,613                  0         1,029,973
                                                            -----------       ------------       ------------       -----------
Stockholders' equity/(deficit):
 Common stock..........................................       1,277,414              2,896             (2,896)  1d    1,682,800
                                                                                                      405,386   1e
 Additional paid in capital............................               0         22,509,325        (22,509,325)  1d            0
 Deficit accumulated during development stage..........      (1,781,147)       (22,284,195)          (206,638)  1a   (2,393,171)
                                                                                                     (228,026)  1c
                                                                                                   22,512,221   1d
                                                                                                     (405,386)  1e
 Accumulated other comprehensive income................          (1,226)                 0                  0            (1,226)
                                                            -----------       ------------       ------------       -----------
 Total stockholders' deficit...........................        (504,959)           228,026           (434,664)         (711,597)
                                                            -----------       ------------       ------------       -----------

    Total liabilities and shareholders' deficit........     $   388,401       $    364,639       $   (434,664)      $   318,376
                                                            ===========       ============       ============       ===========

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets at June 30, 2001.

1.   Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments
     a.   Records the Hemoxymed direct costs of the merger.
     c. Records the dividend to the pre-merger Ophidian shareholders. Per the Plan, the pre-merger shareholders of Ophidian receive a cash dividend of the cash balances remaining after all liabilities have been paid.
     d. Records the elimination of the common stock, additional paid in capital and accumulated deficit of Ophidian.
     e. Records the issuance of 19,000,000 shares of $0.0025 par value common stock by Ophidian to Hemoxymed for the net monetary assets of Ophidian.

                        Ophidian Pharmaceuticals, Inc.
           Pro Forma Condensed Consolidated Statements of Operations
                 For the Six Month Period Ended June 30, 2001
                                  (Unaudited)

                                                                      Historical
                                                          ---------------------------------
                                                             Hemoxymed,         Ophidian           Pro Forma
                                                                Inc.              Inc.             Adjustments        Pro Forma
                                                          ---------------     -------------      --------------     ------------
Total revenues.................................           $          0        $          0        $         0       $           0

Operating expenses:
 Research and development......................                 78,294                   0                  0              78,294
 General and administrative....................                 50,375             120,513                  0             170,888
 Impairment charge.............................                      0             (57,124)                 0             (57,124)
 Acquisition costs.............................                      0               3,083             (3,083)1b                0
                                                          ------------        ------------        -----------       -------------
   Total operating expenses....................                128,669              66,472             (3,083)            192,058
                                                          ------------        ------------        -----------       -------------

Operating loss.................................               (128,669)            (66,472)             3,083            (192,058)

Other (income) expense.........................                (11,919)            (39,035)                 0             (50,954)
                                                          ------------        ------------        -----------       -------------

Loss before income taxes.......................               (116,750)            (27,437)             3,083            (141,104)
Provision for income taxes.....................                      7                   0                  0                   7
                                                          ------------        ------------        -----------       -------------
Net loss.......................................           $   (116,757)       $    (27,437)       $     3,083       $    (141,111)
                                                          ============        ============        ===========       =============

Basic & diluted:
 Net loss per share............................           $      (0.03)       $      (0.02)                         $       (0.01)
 Weighted average shares.......................              3,559,311           1,158,245         15,482,462          20,200,018

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2000 and the six month period ended June 30, 2001.

1. Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations Adjustments
     b. Records the elimination of Ophidian direct merger costs in the historical Statements of Operations.

                         Ophidian Pharmaceuticals, Inc.
           Pro Forma Condensed Consolidated Statements of Operations
                      For the Year Ended December 31, 2001
                                  (Unaudited)

                                                                      Historical
                                                          ---------------------------------
                                                             Hemoxymed,         Ophidian           Pro Forma
                                                                Inc.              Inc.             Adjustments        Pro Forma
                                                          ---------------     -------------      --------------     ------------
Revenues
 Sale of patents.................................         $            0      $   1,300,000       $          0      $    1,300,000
 Other revenue...................................                      0            368,534                  0             368,534
                                                          --------------      -------------       ------------      --------------
   Total revenues................................                      0          1,668,534                  0           1,668,534
                                                          --------------      -------------       ------------      --------------

Operating expenses:
 Research and development........................                119,374          1,172,590                  0           1,291,964
 General and administrative......................                 86,978          1,376,149                  0           1,463,127
 Cost of patents.................................                      0             83,481                  0              83,481
 Impairment charge...............................                      0          2,266,541                  0           2,266,541
                                                          --------------      -------------       ------------      --------------
   Total operating expenses......................                206,352          4,898,761                  0           5,510,499
                                                          --------------      -------------       ------------      --------------

Operating loss...................................               (206,352)        (3,230,227)                 0          (3,436,579)

Other (income) expense...........................                 (7,730)            64,052                  0              56,322
                                                          --------------      -------------       ------------      --------------

Loss before income taxes.........................               (198,622)        (3,294,279)                 0          (3,492,901)
Provision for income taxes.......................                     20                  0                  0                  20
                                                          --------------      -------------       ------------      --------------
Net loss.........................................         $     (198,642)     $  (3,294,279)      $          0      $   (3,492,921)
                                                          ==============      =============       ============      ==============

Basic & diluted:
 Net loss per share..............................         $        (0.07)     $       (2.84)                        $        (0.17)
 Weighted average shares.........................              2,968,906          1,158,245         16,072,867          20,200,018

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OPHIDIAN PHARMACEUTICALS,  INC.

Date: November 5, 2001                  By:/s/ Edward J. Leary
                                        ----------------------
                                        Edward J. Leary
                                        Chief Financial Officer